POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Phuong
Lam, Irma Villarreal and Carol J. Ward, signing singly, the undersigned's true and lawful attorney-
in-fact to:
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and
submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to
obtain codes and passwords enabling the undersigned to make electronic filings with the
SEC of reports required by Section 16(a) of the Securities Exchange Act of
1934 or any
rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an
executive officer of Kraft Foods Inc. (the "Company"), Forms 3, 4 and 5 in
accordance
with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be
necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and
execute any amendment or amendments thereto, and timely file such form with the SEC
and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in
the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or
legally required by, the undersigned, it being understood that the documents executed
by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute
or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the
rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the
Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16
of the Securities Exchange Act of 1934 of the Company's securities and shall remain in effect until
revoked by a subsequently filed instrument.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of
this 5th day of January, 2011.

/s/ Sam Rovit
Signature of Executive Officer
Sam Rovit
Print Name